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                                                        Exhibit 8(a)

[ML LIFE INSURANCE COMPANY OF NEW YORK]




                                    CONSENT




I hereby consent to the reference to my name under the heading "Legal Matters" in the prospectus included in Post-Effective Amendment No. 6 to the Registration Statement on Form S-6 for certain variable life insurance contracts issued through ML of New York Variable Life Separate Account II of ML Life Insurance Company of New York ( File No. 33-61672).



                                /s/ Barry G. Skolnick
                                ---------------------------------------
                                Barry G. Skolnick, Esq.
                                Senior Vice President and General Counsel




April 23, 1997